EXHIBIT 99.3

FORM OF PROXY CARD

Ú    DETACH PROXY CARD HERE    Ú

NEW CENTURY FINANCIAL CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY     , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of New Century Financial Corporation, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement/Prospectus and the Annual Report to Stockholders for the year ended December 31, 2003; and, revoking any proxy previously given, hereby constitutes Robert K. Cole and Brad A. Morrice and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company held of record by the undersigned on June 2, 2004, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders of the Company to be held on July     , 2004, at 9:00 a.m., local time, and at any adjournment thereof, as if the undersigned were present and voting at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE. IN ADDITION, THIS PROXY SHALL BE VOTED IN THE PROXIES’ DISCRETION ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Ú    DETACH PROXY CARD HERE    Ú

NEW CENTURY FINANCIAL CORPORATION

PLEASE INDICATE YOUR CHOICE BY CHECKING THE APPROPRIATE SELECTION

1.	To approve and adopt the agreement and plan of merger dated as of April 21, 2004, by and among the Company, New Century REIT, Inc. and NC Merger Sub, Inc., which will implement the restructuring of the Company to allow the Company to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To re-elect for three-year terms as Class I members of the Company’s Board of Directors the nominees set forth below. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of Directors:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below:

Fredric J. Forster, Edward F. Gotschall and Richard A. Zona

3.	To approve the proposed New Century Financial Corporation 2004 Performance Incentive Plan, as more fully described in the Proxy Statement/Prospectus:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To ratify KPMG LLP’s appointment as our Independent Registered Public Accounting Firm for 2004:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.

I/We do         ☐         or do not         ☐        expect to attend this meeting

Please sign and date exactly as your name(s) appear(s) on the certificate evidencing your common stock. If more than one name appears, all should sign. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Whether or not you expect to attend this meeting, you are urged to execute and return this proxy as promptly as possible in the enclosed postage-paid envelope.

Dated:		, 2004

Signature

Signature

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

Please Detach Here

Ú    You Must Detach This Portion of the Proxy Card    Ú

Before Returning it in the Enclosed Envelope